UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 13, 2008

VION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26534 (Commission File Number)	13-3671221 (IRS Employer Identification No.)

4 Science Park, New Haven, CT (Address of Principal Executive Offices)	06511 (Zip Code)

Registrant’s telephone number, including area code: (203) 498-4210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2007, at a meeting of the board of directors of Vion Pharmaceuticals, Inc. (the “Company”), the board approved, and the Company subsequently entered into, an amendment to the Company’s employment agreement with Alan Kessman, the Company’s Chief Executive Officer. Though the Compensation Committee of the board of directors awarded Mr. Kessman a $98,568 bonus for 2007, at Mr. Kessman’s instigation the payment of this bonus has been deferred in order to preserve cash, which he and the Compensation Committee believed to be in the best interests of the Company and its stockholders. Accordingly, Mr. Kessman and the Company entered into the amendment of Mr. Kessman’s employment agreement, which provides that the $98,568.00 bonus shall only be payable upon the earliest to occur of (i) a change of control of the Company (ii) Mr. Kessman’s termination of his employment for “Good Reason,” as defined in his employment agreement, (iii) the receipt by the Company of NDA approval to market Cloretazine® (VNP40101M), (iv) the consummation of a debt or equity financing with primarily unaffiliated third parties in which the Company receives gross proceeds in an amount deemed to be adequate as determined by the board and which may be used for the payment of such bonus, or (v) such other time as is determined by the board. If Mr. Kessman’s employment is terminated by the Company for cause, the 2007 bonus, to the extent not previously paid, shall be forfeited. A copy of the amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein; the summary description of the amendment set forth above is qualified by reference to the complete amendment as filed.

Item 8.01 Other Events.

On February 13, 2007, the Company issued a press release announcing that at Special Meeting of Stockholders held earlier that day, the Company’s stockholders voted to approve amendments to the Company’s Restated Certificate of Incorporation to (a) effect a reverse stock split of the Company’s outstanding common stock of not less than 1-for-5 and not more than 1-for-10 (with the exact ratio to be set within that range by the Board of Directors without further approval by stockholders); and (b) decrease the total number of shares and the number of shares of common stock that the Company is authorized to issue in a proportionate manner. A tabulation of the votes for the proposal follows:

For	Against	Abstentions	Broker Non-Votes
46,121,866	11,454,223	134,588	0

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to Employment Agreement of Alan Kessman, dated February 13, 2008.
99.1	Press release dated February 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: February 15, 2008	By:	/s/ Howard B. Johnson
	Name:	Howard B. Johnson
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 3 to Employment Agreement of Alan Kessman, dated February 13, 2008.
99.1	Press release dated February 13, 2008.